UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2024

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0178960
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of principal executive offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Nonvoting Common Stock, par value $0.01 per share	BRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On May 24, 2024, the Board of Directors of Brady Corporation (the “Company”) appointed Thomas DeBruine to serve as Chief Operating Officer, effective June 3, 2024.
Mr. DeBruine, age 57, has more than 23 years of manufacturing, procurement and engineering experience with the Company. Most recently, Mr. DeBruine served as Vice President, Global Operations since 2022 and held the position of Director of Operations - Americas from 2016 to 2022. From 2000 to 2016, Mr. DeBruine held a number of positions of increasing responsibility, including Manufacturing Manager, Plant Manager, Manufacturing Engineering Manager - Americas, Director of Engineering Services - Americas, Director of Strategic Sourcing - Global and Director of Operations - Milwaukee. Prior to joining the Company, Mr. DeBruine held various operating leadership roles in the automotive and electric motor manufacturing industries.
There are no arrangements or understandings between Mr. DeBruine and any other persons pursuant to which he was selected as Chief Operating Officer of the Company, he has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Company entered into an employment offer letter dated May 24, 2024 with Mr. DeBruine (the “Offer Letter”). The Offer Letter provides that Mr. DeBruine will receive an annual base salary of $450,000, with eligibility for a target annual bonus at 60% of base salary, a fiscal 2025 annual equity award with a grant date value of $475,000, and will participate in the Company’s equity incentive and other benefit plans on a basis similar to other executive officers. Mr. DeBruine will have a Company share ownership requirement equal to three times his base salary within five years of his appointment as Chief Operating Officer.
The Company entered into a Change of Control Agreement dated April 11, 2022 with Mr. DeBruine as part of his appointment to serve as Vice President, Global Operations. Under the existing terms of the Change of Control Agreement, in the event of a qualifying termination within 24 months following a change of control (as such events are defined in the Change of Control Agreement), Mr. DeBruine will receive two times his annual base salary and two times his target bonus. There were no modifications to Mr. DeBruine's Change of Control Agreement as a result of his appointment to Chief Operating Officer.
The foregoing descriptions of the Offer Letter and the Change of Control Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Offer Letter between the Company and Mr. DeBruine dated as of May 24, 2024.

10.2	Change of Control Agreement between the Company and Mr. DeBruine dated as of April 11, 2022.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: May 30, 2024

/s/ ANN E. THORNTON
Ann E. Thornton
Chief Financial Officer, Chief Accounting Officer and Treasurer